UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

10102 USA Today Way, Miramar, Florida	33025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on November 1, 2018 a subsidiary of Generex Biotechnology Corporation (“Generex”) has completed the acquisition of certain operating assets of Veneto Holdings, L.L.C. and its affiliates (“Veneto”). The subsidiary issued to Veneto a Promissory Note (the “Note”) in the principal amount of $35,000,000 payable on January 15, 2019. On January 15, 2019, the Generex, its subsidiary, Veneto and the equity owners of Veneto entered into an Amendment Agreement (the “Amendment”) restructuring payment of the Note as follows:

•	Payment of $15,750,000 by delivery of Generex common stock, initially valued at $2.50 per share.

•	If, on the first to occur of (i) the ninetieth (90th) day after closing under the Amendment and (ii) the effective date of a registration statement filed with the SEC including the Generex shares pursuant to the Amendment, the average volume weighted average price (“VWAP”) of Generex common stock for the preceding five (5) trading days is less than $2.50 share, Generex will deliver additional Generex Shares such that the aggregate number of shares delivered under this Agreement equals $15,750,000 ÷ such average VWAP.

•	The remainder of the principal and interest under the Note shall be payable on April 15, 2019; provided that on that maturity date, Veneto shall have the option of (i) payment of principal and interest in cash and (ii) payment of principal and interest by Generex’s delivery of Generex Shares valued at $2.50 per share.

•	All Generex shares issued pursuant to the Amendment will be delivered pro rata to the six equity owners of Veneto as distributions from Veneto

•	In addition, the equity owners of Veneto will have options to purchase an aggregate 1,500,000 shares of Generex common stock at $2.50 per share.

•	All Generex stock delivered pursuant to the Amendment will be outstanding shares held by four Generex shareholders who have agreed to make their shares for Generex’s benefit, and therefore will not increase the outstanding shares.,

Other provisions of the Amendment include:

•	Generex will deliver to Veneto shares in Generex’s subsidiary, Antigen Express, Inc.
•	As no cash is being paid at this time, the for an escrow of $3,000,000 of proceeds paid by Generex for the Veneto assets has been deleted.

This Current Report contains summaries of the material terms of the Amendment. The summaries of these documents are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

Forward-Looking Statements

Statements in this report may contain certain forward-looking statements. All statements included concerning activities, events or developments that the Generex expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Known risks and uncertainties also include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called included in this Current Report is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: January 18, 2019	/s/ Joseph Moscato
Joseph Moscato
President and CEO

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Exhibit Index

Exhibit No.	Description
10.1	Amendment Agree by and between Veneto Holdings, L.L.C., Generex Biotechnology Corporation, NuGenerex Distribution Solutions 2, LLC and the members of Veneto Holdings, L.L.C. effective January 15, 2019

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